UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 9, 2018

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)                      Dismissal of Independent Registered Public Accounting Firm

On July 9, 2018, Malvern Bancorp, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective on such date. The decision to dismiss BDO was approved by the Audit Committee.

BDO’s reports on the financial statements of the Company for the fiscal years ended September 30, 2017 and 2016 did not contain an adverse opinion, disclaimer of opinion, modification or qualification, except that BDO issued adverse audit reports on the effectiveness of the Company's Internal Control Over Financial Reporting in its Report of Independent Registered Public Accounting Firm as of September 30, 2017 and as of September 30, 2016 due to a material weakness in the Company's internal control over financial reporting as of September 30, 2017 and September 30, 2016 as disclosed in the Company's Form 10-K for the year ended September 30, 2017 filed on December 29, 2017 and Form 10-K/A for the year ended September 30, 2016 filed on December 18, 2017, respectively.

During the Company’s two most recent fiscal years and through July 9, 2018, the Company and BDO had two “disagreements” (as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions), related to management’s conclusions with respect to the material nature of errors in the Company’s income tax account balances and the related impact on the Company’s internal controls over financial reporting. While the Company’s management and BDO agreed that there was a tax misstatement in the Company’s consolidated financial statements for certain stated reporting periods, BDO disagreed with management’s conclusions with respect to the material nature of the error and the related impact on the Company’s internal control over financial reporting. As the Company has previously disclosed in its periodic reports filed with the SEC, on November 21, 2017, the Company was advised by BDO that BDO had concluded that a material weakness in the Company’s internal controls over financial reporting existed, and that BDO’s report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2016 in Item 9A of the Company’s fiscal 2016 10-K that the Company’ internal control over financial reporting was effective as of September 30, 2016, should no longer be relied upon. BDO also informed the Company at that time that BDO’s audit report on the Company’s consolidated financial statements as of September 30, 2016 and 2015, and for each of the years in the two year period ended September 30, 2016, and BDO’s completed interim reviews of the Company’s consolidated interim financial statements as of and for the periods ended December 31, 2016, March 31, 2017 and June 30, 2017 (collectively, the “Specified Financial Statements”), should no longer be relied upon. The Company restated the Specified Financial Statements, which were included in amendments to the Company’s fiscal 2016 10-K and 10-Qs for the first three quarters of fiscal 2017 that the Company filed with the SEC. As stated above, these matters related to the Company’s income tax account balances, and had no effect on the Company’s cash position, net interest margin, pre-tax income or operating expenses. As a result of the foregoing, management determined that its internal control over financial reporting as of September 30, 2017 was not effective, and BDO agreed.

The Audit Committee discussed the matters described above with BDO. The Company has authorized BDO to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of the disagreement described above.

Other than as described above, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K and the related instructions) between the Company and BDO or “reportable events” (as defined in Item 304(a)(1)(v) of the SEC’s Regulation S-K) during the Company’s two most recent fiscal years and through July 9, 2018.

The Company provided BDO with a copy of this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of BDO’s letter, dated July 11, 2018, is filed as Exhibit 16.1 to this Form 8-K.

(b)       Engagement of New Independent Registered Public Accounting Firm

On July 9, 2018, the Audit Committee approved the engagement of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm effective as of July 9, 2018. During the Company’s two most recent fiscal years and through July 9, 2018, neither the Company nor anyone on its behalf consulted with Baker Tilly with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from BDO, dated July 11, 2018.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: July 11, 2018	By:	/s/Joseph Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer